Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS FIRST QUARTER 2014 RESULTS

-    Net sales $68.0 million

-    Continuing sales channels increase 11.4%

-    Total sales increase 4.0%

-    Gross margin 30.4%

-    Adjusted EBITDA of $3.3 million

CARSON, California, May 6, 2014 — U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of automotive aftermarket parts and accessories, today reported net sales for the first quarter ended March 29, 2014 (“Q1 2014”) of $68.0 million compared with the first quarter ended March 30, 2013 (“Q1 2013”) of $65.4 million, an increase of 4.0% from Q1 2013. During the same period, net sales channels, excluding website eliminated in 2013, increased by 11.4%. Q1 2014 net income was $0.2 million or $0.00 per share, compared with Q1 2013 net loss of $3.3 million or ($0.11) per share. The Company generated Adjusted EBITDA (EBITDA plus share-based compensation expense and restructuring costs) of $3.3 million for Q1 2014 compared to $1.5 million for Q1 2013. For further information regarding Adjusted EBITDA, including a reconciliation of net income (loss) to Adjusted EBITDA, see non-GAAP Financial Measures below.

“This quarter, I am very pleased with the double digit growth from our continuing sales channels and a lower cost structure than we had a year ago. I believe we are back in a position to be aggressive and achieve growth in both revenue and EBITDA” stated Shane Evangelist.

Q1 2014 Financial Highlights

•	Net sales increased to $68.0 million for Q1 2014 compared to $65.4 million for Q1 2013. Our Q1 2014 net sales consisted of online sales, representing 89.4% of the total (compared to 89.6% in Q1 2013), and offline sales, representing 10.6% of the total (compared to 10.4% in Q1 2013). The net sales increase was primarily due to an increase of $2.2 million, or 3.8%, in online sales and by $0.4 million, or 5.9%, increase in offline sales. The $2.2 million increase in online sales was driven by a $6.5 million, or 12.2%, increase from continuing online sales channels partially offset by a reduction in online sales from websites we discontinued of $4.3 million. The continuing sales channels growth is the result of a $1.1 million or 2.6% increase in our continuing e-commerce sales channels and a $5.4 million increase in our online marketplaces. The $1.1 million increase in our continuing e-commerce sales channels was driven by a 6.0% increase in conversion partially offset by a 5.5% decrease in traffic and 0.9% decline in average order value. The discontinued websites resulted in a 4.7 million reduction in unique visitors in Q1 2014 compared with Q1 2013.

•	Gross profit increased by $1.0 million, or 4.9%, in Q1 2014 compared to Q1 2013. Gross margin rate increased 0.2% to 30.4% in Q1 2014 compared to 30.2% in Q1 2013 due to a higher penetration of sales of our private label products which generate a higher gross margin rate partially offset by higher freight expense.

•	Marketing expense was $10.1 million, or 14.9%, of net sales in Q1 2014, down from $11.2 million, or 17.1%, of net sales in Q1 2013. Online advertising expense, which includes catalog costs, was $4.4 million, or 7.2%, of online sales for Q1 2014, compared to $4.3 million, or 7.4%, of online sales for Q1 2013. The 20 basis point improvement in marketing spend was due to more efficient spend across commercial and search engine websites and reduced catalog spend on higher sales. Marketing expense, excluding online advertising, was $5.7 million, or 8.4%, of net sales for Q1 2014, compared to $6.9 million, or 10.5%, of net sales for Q1 2013. The decline was primarily due to lower wages of $0.3 million, lower depreciation and amortization expense of $0.6 million and lower marketing overhead costs of $0.3 million.

•	General and administrative expense was $4.1 million, or 6.1%, of net sales in Q1 2014, down from $4.7 million, or 7.2%, of net sales in Q1 2013. The decrease of $0.5 million, or 11.5%, for Q1 2014 compared to Q1 2013, was primarily due to lower compensation costs of $0.3 million, lower depreciation and amortization expense of $0.1 million and lower overhead costs of $0.1 million.

•	Fulfillment expense was $4.7 million, or 6.9%, of net sales in Q1 2014 compared to $5.4 million, or 8.2%, of net sales in Q1 2013. The decrease was primarily due to lower depreciation and amortization expense of $0.6 million and lower overhead costs of $0.1 million.

•	Technology expense was $1.1 million, or 1.7%, of net sales in Q1 2014, compared to $1.5 million, or 2.3%, of net sales in Q1 2013. The decrease was primarily due to lower wages of $0.1 million and lower overhead costs of $0.2 million.

•	Capital expenditures for Q1 2014 were $1.6 million compared with $2.6 million in Q1 2013.

•	Cash and cash equivalents and investments were $1.4 million and total debt was $0.8 million as of March 29, 2014 compared to $0.9 million and $6.8 million as of December 28, 2013.

Q1 2014 Operating Metrics

	Q1 2014	Q1 2013	Q4 2013
Conversion Rate	1.61%	1.44%	1.52%
Customer Acquisition Cost	$6.96	$6.94	$7.02
Marketing Spend (% Online Sales)	7.2%	7.4%	7.0%
Unique Visitors (millions) [1]	30.3	36.8	28.8
Total Number of Orders (thousands)	488	529	436
Revenue Capture (% Sales) [2]	84.9%	82.2%	84.9%
Average Order Value	$107	$109	$109

[1]	Visitors do not include traffic from media properties (e.g. AutoMD).
[2]	Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment.

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; and (f) restructuring costs.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as a measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company’s capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended
	March 29 2014	March 30 2013
Net income (loss)	$201	$(3,343)
Interest expense, net	259	185
Income tax provision	32	21
Amortization of intangible assets	84	106
Depreciation and amortization expense	2,368	3,638

EBITDA	2,944	607
Share-based compensation expense	376	409
Restructuring costs	—	498

Adjusted EBITDA	$3,320	$1,514

Conference Call

The conference call is scheduled to begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, May 6, 2014. Participants may access the call by dialing 877-941-4774 (domestic) or 480-629-9760 (international). In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived for two weeks. A telephone replay will be available through May 20, 2014. To access the replay, please dial
877-870-5176 (domestic) or 858-384-5517 (international), passcode 4678391.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.autopartswarehouse.com, www.jcwhitney.com, and www.AutoMD.com and the Company’s corporate website is located at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the Company’s ability to integrate and achieve efficiencies of acquisitions, economic downturn that could adversely impact retail sales; marketplace illiquidity; demand for the Company’s products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company’s industry; the Company’s ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company’s ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog; the Company’s ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company’s business plans both domestically and internationally; the Company’s cash needs, including requirements to amortize debt; regulatory restrictions that could limit the products sold in a particular market or the cost to produce, store or ship the Company’s products; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; and any remediation costs or other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited In Thousands, Except Par and Liquidation Value)

	March 29	December 28
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$1,392	$818
Short-term investments	39	47
Accounts receivable, net of allowances of $152 and $213 at March 29, 2014 and December 28, 2013, respectively	4,882	5,029
Inventory	36,613	36,986
Other current assets	2,959	3,234

Total current assets	45,885	46,114
Property and equipment, net	18,810	19,663
Intangible assets, net	1,517	1,601
Other non-current assets	1,720	1,804

Total assets	$67,932	$69,182

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,469	$19,669
Accrued expenses	6,867	5,959
Revolving loan payable	750	6,774
Current portion of capital leases payable	277	269
Other current liabilities	5,383	3,682

Total current liabilities	34,746	36,353
Capital leases payable, net of current portion	9,431	9,502
Deferred income taxes	65	335
Other non-current liabilities	2,125	2,126

Total liabilities	46,367	48,316

Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 4,150 shares issued and outstanding at March 29, 2014 and December 28, 2013, respectively	4	4
Common stock, $0.001 par value; 100,000 shares authorized; 33,413 and 33,352 shares issued and outstanding at March 29, 2014 and December 28, 2013, respectively	33	33
Additional paid-in capital	169,243	168,693
Common stock dividend distributable	59	60
Accumulated other comprehensive income	454	446
Accumulated deficit	(148,228)	(148,370)

Total stockholders’ equity	21,565	20,866

Total liabilities and equity	$67,932	$69,182

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(Unaudited, In Thousands, Except Per Share Data)

	Thirteen Weeks Ended
	March 29 2014	March 30 2013
Net sales	$68,028	$65,405
Cost of sales (1)	47,327	45,667

Gross profit	20,701	19,738

Operating expenses:
Marketing	10,115	11,191
General and administrative	4,147	4,687
Fulfillment	4,712	5,381
Technology	1,148	1,515
Amortization of intangible assets	84	106

Total operating expenses	20,206	22,880

Income (loss) from operations	495	(3,142)

Other income (expense):
Other income (expense), net	(3)	7
Interest expense	(259)	(187)

Total other expense, net	(262)	(180)

Income (loss) before income tax provision	233	(3,322)
Income tax provision	32	21

Net income (loss)	201	(3,343)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	8	(6)

Total other comprehensive income (loss)	8	(6)

Comprehensive income (loss)	$209	$(3,349)

Net income (loss) per share:
Basic	$0.00	$(0.11)

Diluted	$0.00	$(0.11)

Weighted average common shares outstanding:
Basic	33,384	31,141

Diluted	34,158	31,141

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Thirteen Weeks Ended
	March 29 2014	March 30 2013
Cash flows from operating activities:
Net income (loss)	$201	$(3,343)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,368	3,638
Amortization of intangible assets	84	106
Deferred income taxes	13	31
Share-based compensation	376	409
Stock awards issued for non-employee director service	—	11
Amortization of deferred financing costs	20	20
Changes in operating assets and liabilities
Accounts receivable	147	391
Inventory	374	5,094
Other current assets	282	867
Other non-current assets	63	23
Accounts payable and accrued expenses	2,792	(6,243)
Other current liabilities	1,702	(35)
Other non-current liabilities	(280)	370

Net cash provided by operating activities	8,142	1,339

Cash flows from investing activities:
Additions to property and equipment	(1,558)	(2,623)
Purchases of company-owned life insurance	—	(106)

Net cash used in investing activities	(1,558)	(2,729)

Cash flows from financing activities:
Proceeds from revolving loan payable	1,826	5,903
Payments made on revolving loan payable	(7,850)	(10,000)
Proceeds from issuance of Series A convertible preferred stock	—	5,800
Payment of issuance costs from Series A convertible preferred stock	—	(30)
Payments on capital leases	(63)	(36)
Proceeds from exercise of stock options	74	23

Net cash (used in) provided by financing activities	(6,013)	1,660

Effect of exchange rate changes on cash and cash equivalents	3	(3)

Net change in cash and cash equivalents	574	267
Cash and cash equivalents, beginning of period	818	1,030

Cash and cash equivalents, end of period	$1,392	$1,297

Supplemental disclosures of non-cash investing and financing activities:
Accrued asset purchases	$659	$1,294
Unpaid issuance costs related to Series A convertible preferred stock	—	765
Supplemental disclosures of consolidated cash flow information:
Cash paid for income taxes	$5	$—
Cash paid for interest	255	112

Investor Contacts:

David Robson, Chief Financial Officer

U.S. Auto Parts Network, Inc.

drobson@usautoparts.com

(310) 735-0085